FOR IMMEDIATE RELEASE

CARRIAGE SERVICES ANNOUNCES RECORD RESULTS FOR THIRD QUARTER AND NINE MONTHS 2015 AND RAISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON, November 3, 2015 /PRNewswire/ -- Mel Payne, Chief Executive Officer, stated, “We achieved record third quarter results which accelerated our high performance growth for the first nine months of 2015 during which we achieved Total Revenue growth of 8.5% to $180.9 million, Adjusted Consolidated EBITDA growth of 19.5% to $53.3 million, Adjusted Diluted Earnings Per Share growth of 12.4% to $1.09 and Adjusted Free Cash Flow growth of 24.0% to $38.8 million. Excluding a one-time $1.7 million tax benefit in the third quarter of 2014, equal to 9.5 cents per share, the Adjusted Diluted Earnings Per Share growth year over year for the nine months rose to 24.6%. And excluding the one-time tax benefit last year while including all the overhead and share count changes this year on a proforma basis to December 31, 2014 (explained below and on page 2), the Adjusted Diluted EPS growth year over year for the nine months rose to 36.0%. Because of the acceleration of our earnings growth this year, we are raising our Rolling Four Quarter Outlook of Adjusted Diluted Earnings Per Share by $0.08 to a range of $1.65 - $1.69 for the period ending September 30, 2016.
The third quarter record revenue and earnings performance was simply remarkable with Total Revenue higher by 7.0%, Total Field EBITDA up 12.9%, and Adjusted Consolidated EBITDA up an amazing 24.7%, pushing up Adjusted Consolidated EBITDA Margin by 400 basis points to 28.1% during what has been historically our weakest seasonal quarter by far - just not this year! Adjusted Diluted EPS of $0.33 for the third quarter was 46.7% higher than last year excluding the 2014 one-time tax benefit. In combination with lower adjusted Total Overhead, our performance was fueled by substantial contributions from both the Funeral and Cemetery Same Store and Acquisition segments with growth rates in Field EBITDA substantially greater than respective growth rates in revenue because of broadly increasing Field EBITDA Margins across the portfolio. Highlights are shown below:
Nine Months Ended September 30, 2015

•	Total Revenue of $180.9 million, an increase of 8.5%;

•	Adjusted Consolidated EBITDA of $53.3 million, an increase of 19.5%;

•	Adjusted Consolidated EBITDA Margin up 280 basis points to 29.5%;

•	Adjusted Diluted Earnings Per Share of $1.09, an increase of 12.4%;

•	Adjusted Net Profit Margin up 60 basis points to 11.3%; and

•	Adjusted Free Cash Flow of $38.8 million, an increase of 24.0%.
Three Months Ended September 30, 2015

•	Total Revenue of $58.4 million, an increase of 7.0%;

•	Adjusted Consolidated EBITDA of $16.4 million, an increase of 24.7%;

•	Adjusted Consolidated EBITDA Margin up 400 basis points to 28.1%;

•	Adjusted Diluted Earnings Per Share of $0.33, an increase of 3.1%;

•	Adjusted Net Profit Margin down 60 basis points to 10.5%; and

•	Adjusted Free Cash Flow of $13.4 million, an increase of 11.7%.
During May 2015 and again this past September, our Board of Directors approved the repurchase of up to an aggregate of $45 million of the Company’s common stock. The repurchases through September 30, 2015 totaled 1.2 million shares at an aggregate cost of $27.3 million and average cost per share of $22.67. These repurchases represent about 6.5% of our previous shares outstanding and on a proforma basis for the first nine months of this year would have added about $0.08 to our Adjusted Diluted EPS. As I said in our September 28, 2015 press release announcing another $20 million to this program, “we view the repurchases of our shares at this time as a ‘no brainer’!” Our goal and vision for Carriage as a leadership team is simple:
Become recognized by institutional investors and those in our industry as a superior Consolidation, Operating and Value Creation Investment Platform by consistently allocating our precious capital, especially our growing Free Cash Flow, with disciplined savviness and flexibility among various investment options so as to maximize the intrinsic value of Carriage per share over the next ten years.
As I have mentioned repeatedly, both in various publicly available writings and on conference calls, Carriage has entered an enterprise value creation “earning power sweet spot” that is accelerating the Carriage Good To Great Journey. Notwithstanding that this year we have only made one relatively small (but good and growing) acquisition through nine months, our Total Revenue has grown 8.5% (Total Field EBITDA 13.0%), Same Store Funeral Revenue 3.8% (Same Store Funeral EBITDA 8.1%), and Same Store Cemetery Revenue 5.3% (Same Store Cemetery Field EBITDA 18.7%). Our Acquisition Portfolio performance for the nine months is even more impressive, as Acquisition Funeral Revenue (acquisitions since 2010) has grown 28.2% (Acquisition Funeral Field EBITDA 37.8%), and Acquisition Cemetery Revenue 144.3% (Acquisition Cemetery Field EBITDA 236.0%). Our Recognized Financial Revenue has been flat this year but a powerful contributor to our growing earning power over time.
We are simply getting better faster this year across the operating portfolio and leadership platform as a Being The Best operating company, a Being The Best support organization and a Being The Best Consolidation Company that will be patient and disciplined on adding “Only The Best” businesses to our portfolio. And we have made this high performance culture leap forward with a substantially smaller group of 4E senior leaders that comprise the Operations and Strategic Growth Leadership Team (OSGLT), which has been reduced from fifteen members in May to nine currently, drastically reducing our adjusted Total Overhead which we are committed to sustaining going forward as contractual compensation winds down over time and is not replaced. Consequently, our Adjusted Consolidated EBITDA for the first nine months has increased 19.5% on an 8.5% revenue increase, an amazing performance and reflective of our “sweet spot cash earning power” as defined by a nine month Adjusted Consolidated EBITDA Margin of 29.5%, 280 basis points higher than last year and a level never before reached in the over fifty year history of deathcare consolidation by any mature deathcare consolidation company using current accounting methodology.

Including all the overhead and share count changes on a proforma basis to December 31, 2014, we would have produced about $1.19 of Adjusted Diluted Non-GAAP EPS for the nine months ending September 30th (versus $0.88 for 2014 excluding one-time tax benefit) compared to $1.09 that we have reported, a year over year increase of 36.0% and in our view a more accurate reading of the comparative normalized sustainable earning power of our company at this point. Notwithstanding the $27.3 million cash used for share repurchases and a large amount of growth capital expenditures this year concentrated on construction of a few showcase new funeral homes, substantial capital investment for new growth in the six businesses we acquired from SCI in 2014, and unusually high new product development for a few large cemeteries, our exceptionally strong operating and Free Cash Flow performance this year has enabled us to reduce our total leverage ratio from 5.0x at the beginning of this year to 4.7x at September 30, 2015. Moreover, our Adjusted Free Cash Flow of $46.1 million for the last four quarters beginning October 1, 2014 and ending September 30, 2015 is equivalent to $2.48 per GAAP diluted share (higher if adjusted for recent share repurchases), producing a current Free Cash Flow Equity Yield of about 11.6% at our current price of $21.46. Buying shares at recent prices from Mr. Market of a company getting better fast across the board is indeed “a no brainer” and benefits all remaining long term shareholders “forever!”.
More recently, Viki, Ben and I have attended investor conferences for the first time since assuming responsibility for Investor Relations and had the opportunity to hear up close and personal what is on the mind of many of our existing and prospective institutional investors. The growing dichotomy between our increasing performance metrics and declining performance valuation multiples have led to frustration for some of you over why this fundamental gap between performance and valuation remains the case. From what we have learned, the major areas which you believe should be clarified are listed below:

Shareholder Clarification Areas

▪	Non-GAAP Reporting / Noise / Consistency;

▪	Reasoning for a Convertible / Dilution from Convertible / Share Count Management, etc.;

▪	Capital Structure Five Year Strategy / Components / Cost;

▪	Leverage Policy and Five Year Outlook;

▪	Growth / Maintenance Capital Outlook 2016 / ROIC Standard related to Growth CapEx vs. Acquisitions, Dividends, Share Repurchases, etc.;

▪	Market Risk related to Recognized Financial Revenue /EBITDA;

▪	Acquisition Strategy / Methodology / Acquisitions in Four Quarter Rolling Outlook / ROIC Standard;

▪	Capital Allocation Priorities; and

▪	CEO Succession Plan / OSGLT / Board.

We will be speaking to all of the above areas on the conference call to address and ultimately close the valuation discount that currently exists in our common shares. We hope you join us for the call”, concluded Mr. Payne.

FIELD OPERATIONS
Nine Months Ended September 30, 2015 compared to Nine Months Ended September 30, 2014

•	Total Field Revenue increased 8.5% to $180.9 million;

•	Total Field EBITDA increased 13.0% to $74.4 million;

•	Total Field EBITDA Margin increased 160 basis points to 41.1%;

•	Total Funeral Operating Revenue increased 9.0% to $131.7 million;

•	Same Store Funeral Revenue increased 3.8% with same store volume increasing 1.4%;

•	Acquisition Funeral Revenue increased 28.2% with acquisition volume increasing 23.0%;

•	Total Funeral Field EBITDA increased 14.5% to $50.1 million;

•	Total Funeral Field EBITDA Margin increased 180 basis points to 38.0%;

•	Total Cemetery Operating Revenue increased 9.8% to $34.8 million;

•	Cemetery pre-need property sale contracts increased 12.3% to 6,191;

•	Preneed property revenue recognized increased 15.2% and At-need revenue increased 4.5%;

•	Total Cemetery Field EBITDA increased 24.6% to $10.9 million;

•	Total Cemetery Field EBITDA Margin increased 370 basis points to 31.5%;

•	Total Financial Revenue increased 1.1% to $14.4 million;

•	Funeral Financial Revenue decreased 1.4% to $7.0 million;

•	Cemetery Financial Revenue increased 3.7% to $7.4 million;

•	Total Financial EBITDA increased 0.4% to $13.3 million;

•	Total Financial EBITDA Margin decreased 70 basis points to 92.6%.

Three Months Ended September 30, 2015 compared to Three Months Ended September 30, 2014

•	Total Field Revenue increased 7.0% to $58.4 million;

•	Total Field EBITDA increased 12.9% to $23.3 million;

•	Total Field EBITDA Margin increased 210 basis points to 39.9%;

•	Total Funeral Operating Revenue increased 5.9% to $41.8 million;

•	Same Store Funeral Revenue increased 2.9% with same store volume decreasing 1.1%;

•	Acquisition Funeral Revenue increased 15.7% with acquisition volume increasing 5.3%;

•	Total Funeral Field EBITDA increased 10.6% to $15.3 million;

•	Total Funeral Field EBITDA Margin increased 160 basis points to 36.6%;

•	Total Cemetery Operating Revenue increased 12.9% to $11.5 million;

•	Cemetery pre-need property sale contracts increased 17.3% to 1,941;

•	Preneed property revenue recognized increased 23.4% and At-need revenue increased 1.6%;

•	Total Cemetery Field EBITDA increased 45.0% to $3.3 million;

•	Total Cemetery Field EBITDA Margin increased 630 basis points to 28.5%;

•	Total Financial Revenue increased 3.5% to $5.0 million;

•	Funeral Financial Revenue decreased 1.0% to $2.2 million;

•	Cemetery Financial Revenue increased 7.5% to $2.8 million;

•	Total Financial EBITDA increased 3.7% to $4.7 million;

•	Total Financial EBITDA Margin increased 20 basis points to 93.1%.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three and nine months ended September 30, 2015 of $13.4 million and $38.8 million, respectively, compared to Adjusted Free Cash Flow from operations of $12.0 million and $31.3 million for the corresponding periods in 2014. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three and nine months ended September 30, 2014 and 2015 is as follows (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2015	2014	2015
Cash flow provided by operations	$14.3	$14.7	$27.6	$43.0
Cash used for maintenance capital expenditures	(2.7)	(2.1)	(5.3)	(6.9)
Free Cash Flow	$11.6	$12.6	$22.3	$36.1

Plus: Incremental Special Items:
Adjustment for tax benefit from Good to Great stock awards	—	—	4.8	—
Acquisition and divestiture expenses	0.1	—	1.1	0.6
Severance costs	0.2	0.2	0.9	0.8
Consulting fees	0.1	0.6	0.3	1.3
Other incentive compensation	—	—	1.0	—
Premium paid for the redemption of convertible junior subordinated debentures	—	—	0.9	—
Adjusted Free Cash Flow	$12.0	$13.4	$31.3	$38.8
For the last four quarters ending September 30, 2015, we have generated $46.1 million in Adjusted Free Cash Flow equal to $2.48 per diluted share, producing a Free Cash Flow Equity Yield of about 11.6% at our current price per share of $21.46. Our record operating performance coupled with the growth in Adjusted Free Cash Flow has enabled us to finance the majority of our dividends, capital expenditures, share repurchases and acquisition activity through internally generated sources, simultaneously reducing our total leverage ratio from 5.0x at the end of 2014 to 4.7x at September 30, 2015.

ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending September 30, 2016 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe such precise rolling estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time.
ROLLING FOUR QUARTER OUTLOOK – Period Ending September 30, 2016

Range (in millions, except per share amounts)
Revenues	$248 - $252
Adjusted Consolidated EBITDA	$72 - $76
Adjusted Net Income	$29 - $31
Adjusted Diluted Earnings Per Share(1)	$1.65 - $1.69
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, Withdrawable Trust Income and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share for the four quarter period ending September 30, 2016 are expected to improve relative to the trailing four quarter period ending September 30, 2015 due to increases in our existing Funeral Home and Cemetery portfolio, one acquisition in the fourth quarter of 2015, modest increases in the financial performance of our trust funds and modest decreases in overhead as a percentage of revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

TRUST FUND PERFORMANCE
For the nine months ended September 30, 2015, Carriage’s discretionary trust funds returned (4.5%) versus (3.4%) for the 70/30 index benchmark. The overall performance year-to-date was affected by weakness in the equity markets in the third quarter, and as a result negatively impacted Carriage’s discretionary equity portfolio. The equity portion accounts for 29% of Carriage’s discretionary trust assets. Year-to-date, the fixed income investments in our discretionary portfolio continued to outperform the High Yield Index. The current yield on the discretionary fixed income portfolio, which comprises 66% of discretionary trust assets, is 8.0% and the estimated annual income for the discretionary portfolio is approximately $11.5 million.
During the third quarter, we took advantage of the recent market volatility to deploy the higher-than-normal cash position we had built in our portfolio during the first half of the year. The activity in our portfolio in the third quarter was consistent with our long-term strategy: to make investments in blue chip companies and high-quality, income-producing securities that will contribute to the recurring Financial Revenue and EBITDA of Carriage.

Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

9 months ended 9/30/15	(4.5)%	(4.0)%	(5.3)%	(2.5)%	(3.4)%
1 year ended 12/31/14	8.3%	7.9%	13.7%	2.5%	5.8%
2 years ended 12/31/14	23.8%	22.7%	50.4%	10.1%	22.2%
3 years ended 12/31/14	48.9%	43.7%	74.5%	27.5%	41.6%
4 years ended 12/31/14	44.6%	41.0%	78.1%	33.8%	47.1%
5 years ended 12/31/14	74.5%	66.6%	105.0%	54.1%	69.3%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).
(2)	The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of September 30, 2015 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$5,000	3%	$20,637	10%
Equities	54,464	29%	57,023	26%
Fixed Income	122,978	66%	134,164	62%
Other/Insurance	3,463	2%	3,654	2%
Total Portfolios	$185,905	100%	$215,478	100%

CONFERENCE CALL AND INVESTOR RELATIONS CONTACT

Carriage Services has scheduled a conference call for tomorrow, November 4, 2015 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-57625001) and ask for the Carriage Services conference call. A replay of the conference call will be available through November 8, 2015 and may be accessed by dialing 855-859-2056 (ID-57625001). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Ben Brink at 713-332-8441 or Viki Blinderman at 713-332-8568.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2015	% Change	2014	2015	% Change

Same Store Contracts
Atneed Contracts	4,762	4,686	-1.6%	14,990	15,141	1.0%
Preneed Contracts	1,167	1,179	1.0%	3,707	3,809	2.8%
Total Same Store Funeral Contracts	5,929	5,865	-1.1%	18,697	18,950	1.4%
Acquisition Contracts
Atneed Contracts	1,380	1,425	3.3%	3,746	4,510	20.4%
Preneed Contracts	284	327	15.1%	722	985	36.4%
Total Acquisition Funeral Contracts	1,664	1,752	5.3%	4,468	5,495	23.0%
Total Funeral Contracts	7,593	7,617	0.3%	23,165	24,445	5.5%

Funeral Operating Revenue
Same Store Revenue	$30,001	$30,858	2.9%	$94,863	$98,462	3.8%
Acquisition Revenue	9,487	10,973	15.7%	25,929	33,235	28.2%
Total Funeral Operating Revenue	$39,488	$41,831	5.9%	$120,792	$131,697	9.0%

Cemetery Operating Revenue
Same Store Revenue	$9,539	$10,726	12.4%	$30,633	$32,260	5.3%
Acquisition Revenue	645	774	20.0%	1,034	2,526	144.3%
Total Cemetery Operating Revenue	$10,184	$11,500	12.9%	$31,667	$34,786	9.8%

Financial Revenue
Preneed Funeral Commission Income	$509	$346	-32.0%	$1,636	$1,071	-34.5%
Preneed Funeral Trust Earnings	1,773	1,912	7.8%	5,498	5,959	8.4%
Cemetery Trust Earnings	2,212	2,385	7.8%	6,072	6,202	2.1%
Preneed Cemetery Finance Charges	383	404	5.5%	1,040	1,177	13.2%
Total Financial Revenue	$4,877	$5,047	3.5%	$14,246	$14,409	1.1%
Total Revenue	$54,549	$58,378	7.0%	$166,705	$180,892	8.5%

Field EBITDA
Same Store Funeral Field EBITDA	$10,497	$11,097	5.7%	$34,264	$37,050	8.1%
Same Store Funeral Field EBITDA Margin	35.0%	36.0%	100 bp	36.1%	37.6%	150 bp
Acquisition Funeral Field EBITDA	3,341	4,212	26.1%	9,449	13,023	37.8%
Acquisition Funeral Field EBITDA Margin	35.2%	38.4%	320 bp	36.4%	39.2%	280 bp
Total Funeral Field EBITDA	$13,838	$15,309	10.6%	$43,713	$50,073	14.5%
Total Funeral Field EBITDA Margin	35.0%	36.6%	160 bp	36.2%	38.0%	180 bp

Same Store Cemetery Field EBITDA	$2,148	$3,066	42.7%	$8,555	$10,153	18.7%
Same Store Cemetery Field EBITDA Margin	22.5%	28.6%	610 bp	27.9%	31.5%	360 bp
Acquisition Cemetery Field EBITDA	114	215	88.6%	239	803	236.0%
Acquisition Cemetery Field EBITDA Margin	17.7%	27.8%	1010 bp	23.1%	31.8%	870 bp
Total Cemetery Field EBITDA	$2,262	$3,281	45.0%	$8,794	$10,956	24.6%
Total Cemetery Field EBITDA Margin	22.2%	28.5%	630 bp	27.8%	31.5%	370 bp

Funeral Financial EBITDA	$2,002	$1,982	-1.0%	$6,307	$6,178	-2.0%
Cemetery Financial EBITDA	2,529	2,716	7.4%	6,983	7,169	2.7%
Total Financial EBITDA	$4,531	$4,698	3.7%	$13,290	$13,347	0.4%
Total Financial EBITDA Margin	92.9%	93.1%	20 bp	93.3%	92.6%	-70 bp

Total Field EBITDA	$20,631	$23,288	12.9%	$65,797	$74,376	13.0%
Total Field EBITDA Margin	37.8%	39.9%	210 bp	39.5%	41.1%	160 bp

OPERATING AND FINANCIAL TREND REPORT
FROM CONTINUING OPERATIONS (IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2015	% Change	2014	2015	% Change

Overhead
Total Variable Overhead	$3,065	$2,573	-16.1%	$8,339	$6,769	-18.8%
Total Regional Fixed Overhead	811	842	3.8%	2,378	2,549	7.2%
Total Corporate Fixed Overhead	4,666	4,660	-0.1%	15,325	15,273	-0.3%
Total Overhead	$8,542	$8,075	-5.5%	$26,042	$24,591	-5.6%
Overhead as a percent of sales	15.7%	13.8%	-190 bp	15.6%	13.6%	-200 bp

Consolidated EBITDA	$12,089	$15,213	25.8%	$39,755	$49,785	25.2%
Consolidated EBITDA Margin	22.2%	26.1%	390 bp	23.8%	27.5%	370 bp

Other Expenses and Interest
Depreciation & Amortization	$2,995	$3,437	14.8%	$8,781	$10,124	15.3%
Non-Cash Stock Compensation	920	1,072	16.5%	2,912	3,448	18.4%
Interest Expense	2,180	2,629	20.6%	7,715	7,671	-0.6%
Accretion of Discount on Convertible Subordinated Notes	782	876	12.0%	1,647	2,554	55.1%
Loss on Early Extinguishment of Debt	—	—		1,042	—	-100.0%
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—		3,779	—	-100.0%
Other, Net	(3)	(52)	1633.3%	(376)	54	-114.4%
Pretax Income	$5,215	$7,251	39.0%	$14,255	$25,934	81.9%
Net Tax Provision	650	2,807	331.8%	4,175	10,515	151.9%
GAAP Net Income	$4,565	$4,444	-2.7%	$10,080	$15,419	53.0%

Special Items, Net of tax except for **
Withdrawable Trust Income	$468	$136		$983	$366
Acquisition and Divestiture Expenses	56	27		715	381
Severance Costs	119	126		596	533
Consulting Fees	71	377		236	898
Other Incentive Compensation	—	—		660	—
Accretion of Discount on Convertible Subordinated Notes **	782	876		1,647	2,554
Costs Related to Credit Facility	—	—		688	—
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—		2,493	—
Gain on Asset Purchase	—	—		(746)	—
Other Special Items	—	132		503	230
Tax Adjustment from Prior Period **	—	—		—	141
Sum of Special Items, Net of tax	$1,496	$1,674	11.9%	$7,775	$5,103	-34.4%

Adjusted Net Income	$6,061	$6,118	0.9%	$17,855	$20,522	14.9%
Adjusted Net Profit Margin	11.1%	10.5%	-60 bp	10.7%	11.3%	60 bp

Adjusted Basic Earnings Per Share	$0.33	$0.33	—%	$0.98	$1.12	14.3%
Adjusted Diluted Earnings Per Share	$0.32	$0.33	3.1%	$0.97	$1.09	12.4%

GAAP Basic Earnings Per Share	$0.25	$0.24	-4.0%	$0.55	$0.84	52.7%
GAAP Diluted Earnings Per Share	$0.24	$0.24	—%	$0.54	$0.82	51.9%

Weighted Average Basic Shares Outstanding	18,150	17,874		18,086	18,115
Weighted Average Diluted Shares Outstanding	18,276	18,083		18,223	18,588

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$12,089	$15,213	25.8%	$39,755	$49,785	25.2%
Withdrawable Trust Income	709	207		1,488	555
Acquisition and Divestiture Expenses	85	40		1,084	577
Severance Costs	180	192		903	808
Consulting Fees	107	570		357	1,358
Other Special Items	—	200		—	200
Other Incentive Compensation	—	—		1,000	—
Adjusted Consolidated EBITDA	$13,170	$16,422	24.7%	$44,587	$53,283	19.5%
Adjusted Consolidated EBITDA Margin	24.1%	28.1%	400 bp	26.7%	29.5%	280 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

		(unaudited)
	December 31, 2014	September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$413	$396
Accounts receivable, net	19,264	18,093
Inventories	5,294	5,947
Prepaid expenses	4,590	3,709
Other current assets	7,144	2,517
Total current assets	36,705	30,662
Preneed cemetery trust investments	71,972	64,737
Preneed funeral trust investments	97,607	87,491
Preneed receivables, net	26,284	26,902
Receivables from preneed trusts, net	12,809	13,450
Property, plant and equipment, net	186,211	209,151
Cemetery property, net	75,564	75,577
Goodwill	257,442	261,291
Deferred charges and other non-current assets	14,264	14,670
Cemetery perpetual care trust investments	48,670	44,146
Total assets	$827,528	$828,077

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$9,838	$11,468
Accounts payable	6,472	10,222
Other liabilities	1,437	6,286
Accrued liabilities	15,203	15,397
Total current liabilities	32,950	43,373
Long-term debt, net of current portion	111,887	107,242
Revolving credit facility	40,500	63,000
Convertible subordinated notes due 2021	114,542	117,096
Obligations under capital leases, net of current portion	3,098	2,933
Deferred preneed cemetery revenue	56,875	56,786
Deferred preneed funeral revenue	31,265	31,786
Deferred tax liability	36,414	36,653
Other long-term liabilities	2,401	4,041
Deferred preneed cemetery receipts held in trust	71,972	64,737
Deferred preneed funeral receipts held in trust	97,607	87,491
Care trusts’ corpus	48,142	43,846
Total liabilities	647,653	658,984
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,434,609 and 22,458,450 shares issued at December 31, 2014 and September 30, 2015	224	225
Additional paid-in capital	212,386	213,506
Accumulated deficit	(17,468)	(2,049)
Treasury stock, at cost; 3,921,651 and 5,126,636 shares at December 31, 2014 and September 30, 2015	(15,267)	(42,589)
Total stockholders’ equity	179,875	169,093
Total liabilities and stockholders’ equity	$827,528	$828,077

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2015	2014	2015
Revenues:
Funeral	$41,770	$44,089	$127,926	$138,727
Cemetery	12,779	14,289	38,779	42,165
	54,549	58,378	166,705	180,892
Field costs and expenses:
Funeral	25,930	26,798	77,906	82,476
Cemetery	7,988	8,292	23,002	24,040
Depreciation and amortization	2,654	3,019	7,744	8,814
Regional and unallocated funeral and cemetery costs	2,900	2,909	6,972	7,745
	39,472	41,018	115,624	123,075
Gross profit	$15,077	$17,360	$51,081	$57,817
Corporate costs and expenses:
General and administrative costs and expenses	6,562	6,238	22,744	20,294
Home office depreciation and amortization	341	418	1,037	1,310
	6,903	6,656	23,781	21,604
Operating income	$8,174	$10,704	$27,300	$36,213
Interest expense	(2,177)	(2,577)	(7,707)	(7,725)
Accretion of discount on convertible subordinated notes	(782)	(876)	(1,647)	(2,554)
Loss on early extinguishment of debt	—	—	(1,042)	—
Loss on redemption of convertible junior subordinated debentures	—	—	(3,779)	—
Other income	—	—	1,130	—
Income from continuing operations before income taxes	$5,215	$7,251	$14,255	$25,934
Provision for income taxes	(2,390)	(2,807)	(5,915)	(10,515)
Income tax benefit related to uncertain tax positions	1,740	—	1,740	—
Net provision for income taxes	(650)	(2,807)	(4,175)	(10,515)
Net income from continuing operations	$4,565	$4,444	$10,080	$15,419
Income from discontinued operations, net of tax	431	—	381	—
Net income available to common stockholders	$4,996	$4,444	$10,461	$15,419

Basic earnings per common share:
Continuing operations	$0.25	$0.24	$0.55	$0.84
Discontinued operations	0.02	—	0.02	—
Basic earnings per common share	$0.27	$0.24	$0.57	$0.84

Diluted earnings per common share:
Continuing operations	$0.24	$0.24	$0.54	$0.82
Discontinued operations	0.02	—	0.02	—
Diluted earnings per common share	$0.26	$0.24	$0.56	$0.82

Dividends declared per common share	$0.025	$0.025	$0.075	$0.075

Weighted average number of common and common equivalent shares outstanding:
Basic	18,150	17,874	18,086	18,115
Diluted	18,276	18,083	18,223	18,588

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Nine Months Ended September 30,
	2014	2015
Cash flows from operating activities:
Net income	$10,461	$15,419
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of businesses and purchase of other assets	(2,724)	(49)
Impairment of goodwill	1,180	—
Loss on early extinguishment of debt	1,042	—
Depreciation and amortization	8,801	10,124
Amortization of deferred financing costs	681	688
Accretion of discount on convertible subordinated notes	1,647	2,554
Provision for losses on accounts receivable	2,113	1,332
Stock-based compensation expense	3,702	3,448
Deferred income tax (benefit) expense	(140)	2,065
Loss on redemption of convertible junior subordinated debentures	2,932	—
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(1,700)	(779)
Inventories and other current assets	725	3,277
Deferred charges and other	(196)	114
Preneed funeral and cemetery trust investments	(3,228)	21,234
Accounts payable	785	368
Accrued and other liabilities	(1,362)	4,408
Deferred preneed funeral and cemetery revenue	335	432
Deferred preneed funeral and cemetery receipts held in trust	2,595	(21,647)
Net cash provided by operating activities	27,649	42,988

Cash flows from investing activities:
Acquisitions and land for new construction	(56,850)	(4,250)
Purchase of land and buildings previously leased	(7,600)	(6,080)
Net proceeds from the sale of businesses and other assets	1,927	65
Capital expenditures	(10,558)	(22,823)
Net cash used in investing activities	(73,081)	(33,088)

Cash flows from financing activities:
Net borrowings on the revolving credit facility	5,400	22,500
Net borrowings (payments) on the term loan	5,656	(7,032)
Proceeds from the issuance of convertible subordinated notes	143,750	—
Payment of debt issuance costs related to the convertible subordinated notes	(4,650)	—
Payments on other long-term debt and obligations under capital leases	(662)	(679)
Redemption of convertible junior subordinated debentures	(89,748)	—
Payments for performance-based stock awards	(16,150)	—
Proceeds from the exercise of stock options and employee stock purchase plan contributions	1,035	575
Dividends on common stock	(1,379)	(1,385)
Payment of loan origination costs related to the credit facility	(825)	(13)
Purchases of treasury stock	—	(23,940)
Excess tax benefit of equity compensation	4,594	57
Net cash provided by (used in) financing activities	47,021	(9,917)

Net increase (decrease) in cash and cash equivalents	1,589	(17)
Cash and cash equivalents at beginning of period	1,377	413
Cash and cash equivalents at end of period	$2,966	$396

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Adjusted Net Income”, “Adjusted Basic Earnings Per Share”, “Adjusted Diluted Earnings Per Share”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA” and “Special Items” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•	Adjusted Net Income is defined as net income from continuing operations plus adjustments for special items and other non-recurring expenses or credits.

•
Consolidated EBITDA is defined as net income from continuing operations before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for special items and non-recurring expenses or credits.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by special items as deemed necessary, less cash for maintenance capital expenditures.

•	Funeral Field EBITDA is defined as Funeral Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Cemetery Field EBITDA is defined as Cemetery Gross Profit less depreciation and amortization, regional and unallocated overhead expenses and net financial income.

•	Financial EBITDA is defined as Financial Revenue less Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization and regional and unallocated overhead expenses.

•
Special Items is defined as charges or credits that are deemed as Non-GAAP items such as withdrawable trust income, acquisition and divestiture expenses, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special items are taxed at the federal statutory rate of 34 percent for the three and nine months ended September 30, 2014 and 2015, except for the accretion of the discount on our convertible subordinated notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for special items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed “Withdrawable Trust Income” and reported on a Non-GAAP proforma basis within Special Items in the accompanying Operating and Financial Trend Report (a Non-GAAP Unaudited Income Statement), to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

Reconciliation of Non-GAAP Financial Measures:

    This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Adjusted Net Income for the three and nine months ended September 30, 2014 and 2015 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2015	2014	2015
Net Income from continuing operations	$4,565	$4,444	$10,080	$15,419
Special items, net of tax except for **
Withdrawable Trust Income	$468	$136	$983	$366
Acquisition and Divestiture Expenses	56	27	715	381
Severance Costs	119	126	596	533
Consulting Fees	71	377	236	898
Other Incentive Compensation	—	—	660	—
Accretion of Discount on Convertible Subordinated Notes **	782	876	1,647	2,554
Costs Related to the Credit Facility	—	—	688	—
Loss on Redemption of Convertible Junior Subordinated Debentures	—	—	2,493	—
Gain on Asset Purchase	—	—	(746)	—
Other Special Items	—	132	503	230
Tax Adjustment from Prior Period **	—	—	—	141
Total Special items affecting net income	$1,496	$1,674	$7,775	$5,103
Adjusted Net Income	$6,061	$6,118	$17,855	$20,522

Reconciliation of Net Income from continuing operations to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and nine months ended September 30, 2014 and 2015 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2015	2014	2015
Net income from continuing operations	$4,565	$4,444	$10,080	$15,419
Net provision for income taxes	650	2,807	4,175	10,515
Pre-tax earnings from continuing operations	$5,215	$7,251	$14,255	$25,934
Depreciation & amortization	2,995	3,437	8,781	10,124
Non-cash stock compensation	920	1,072	2,912	3,448
Interest expense	2,180	2,629	7,715	7,671
Accretion of discount on convertible subordinated notes	782	876	1,647	2,554
Loss on early extinguishment of debt	—	—	1,042	—
Loss on redemption of convertible junior subordinated debentures	—	—	3,779	—
Other, net	(3)	(52)	(376)	54
Consolidated EBITDA	$12,089	$15,213	$39,755	$49,785
Adjusted For:
Withdrawable Trust Income	$709	$207	$1,488	$555
Acquisition and Divestiture Expenses	85	40	1,084	577
Severance Costs	180	192	903	808
Consulting Fees	107	570	357	1,358
Other Special Items	—	200	—	200
Other Incentive Compensation	—	—	1,000	—
Adjusted Consolidated EBITDA	$13,170	$16,422	$44,587	$53,283
Revenue	$54,549	$58,378	$166,705	$180,892

Adjusted Consolidated EBITDA Margin	24.1%	28.1%	26.7%	29.5%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three and nine months ended September 30, 2014 and 2015 (in thousands):

Funeral Field EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2015	2014	2015
Gross Profit (GAAP)	$11,830	$12,909	$39,565	$44,549
Depreciation & amortization	1,762	1,911	5,059	5,576
Regional & unallocated costs	2,248	2,471	5,396	6,126
Net financial income	(2,002)	(1,982)	(6,307)	(6,178)
Funeral Field EBITDA	$13,838	$15,309	$43,713	$50,073

Cemetery Field EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2015	2014	2015
Gross Profit (GAAP)	$3,247	$4,451	$11,516	$13,268
Depreciation & amortization	892	1,108	2,685	3,238
Regional & unallocated costs	652	438	1,576	1,619
Net financial income	(2,529)	(2,716)	(6,983)	(7,169)
Cemetery Field EBITDA	$2,262	$3,281	$8,794	$10,956

Total Field EBITDA	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2015	2014	2015
Funeral Field EBITDA	$13,838	$15,309	$43,713	$50,073
Cemetery Field EBITDA	2,262	3,281	8,794	10,956
Funeral Financial EBITDA	2,002	1,982	6,307	6,178
Cemetery Financial EBITDA	2,529	2,716	6,983	7,169
Total Field EBITDA	$20,631	$23,288	$65,797	$74,376

Reconciliation of GAAP basic earnings per share to Adjusted basic earnings per share for the three and nine months ended September 30, 2014 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2015	2014	2015
GAAP basic earnings per share from continuing operations	$0.25	$0.24	$0.55	$0.84
Special items affecting net income	0.08	0.09	0.43	0.28
Adjusted basic earnings per share	$0.33	$0.33	$0.98	$1.12

Reconciliation of GAAP diluted earnings per share to Adjusted diluted earnings per share for the three and nine months ended September 30, 2014 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,

	2014	2015	2014	2015
GAAP diluted earnings per share from continuing operations	$0.24	$0.24	$0.54	$0.82
Special items affecting net income	0.08	0.09	0.43	0.27
Adjusted diluted earnings per share	$0.32	$0.33	$0.97	$1.09

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the consummation of the SCI acquisition, any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the execution of our Standards Operating, 4E leadership and Standard Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	ability to find and retain skilled personnel;

•	the effects of competition;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	our ability to generate preneed sales;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.